UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2024

Trio Petroleum Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Business Park, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As reported in Trio Petroleum Corp.’s (the “Company”) Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2024, on April 24, 2024, the Company amended certain financing provided by an institutional investor on April 16, 2024, to add an additional institutional investor for total financing in the amount of $720,000, pursuant to which the Company issued two Senior Secured Convertible Promissory Notes in the aggregate principal amount of $800,000 (the “Notes”).

As reported in the Company’s Current Report on Form 8-K, filed with the Commission on August 8, 2024, on August 6, 2024, in consideration for obtaining waivers from the two institutional investors, in connection with certain additional financing, the Company repaid $25,000 of the outstanding principal balance of each of the Notes.

On August 14, 2024, the Company entered into two letter agreements with identical terms with the two institutional investors (the “Note Amendments”) extending the maturity dates of the Notes from August 16, 2024 to September 16, 2024 and providing for the accrual of interest on the outstanding principal balance of the Notes at a rate of 15% per annum until the Notes are repaid.

The above description of Note Amendments is qualified in its entirety by the Note Amendments, a copy of the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 15, 2024, at the annual meeting of stockholders (the “Annual Meeting”) of the Company, of the Company’s 50,328,328 shares of common stock issued and outstanding and eligible to vote as of the record date of June 18, 2024, a quorum of 27,327,839 shares, or approximately 54.3% of the eligible shares, was present or represented by proxy. Each of the matters set forth below is described in detail in the proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on July 1, 2024. The following actions were taken at the Annual Meeting:

Proposal No. 1: Election of Two Class III Directors

The first proposal was the election of two (2) Class I directors each to serve for a three-year term that expires at the 2027 annual meeting of stockholders, or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, or removal. The vote on the proposal was as follows:

Name of Nominee	FOR	WITHHELD	BROKER NON-VOTE
John Randall	15,000,460	2,317,045	10,010,334
Thomas J. Pernice	14,850,442	2,467,063	10,010,334

Each nominee was elected.

Proposal No. 2: Approval of the Amendment to the Amended and Restated Certificate of Incorporation

The second proposal was the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding shares of common stock in a ratio to be set at the discretion by the Board, which is in a range from 1-for-5 to 1-for-20 (the “Reverse Split”). The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN
20,001,466	7,161,354	165,019

Proposal No. 2 was approved by a majority of the votes cast. The Reverse Split will be effective upon the filing of a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation, in substantially the form attached to the Proxy Statement as Annex A, with the Secretary of State of Delaware, with such filing to occur, if at all, at the sole discretion of the Board.

Proposal No. 3: Approval of an Amendment to the Company’s 2022 Equity Incentive Plan

The third proposal was the approval of an amendment to our 2022 Equity Incentive Plan (the “2022 Plan”) to (i) increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2022 Plan from 4,000,000 shares of common stock to 10,000,000 shares of common stock and (ii) increase the maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options under the 2022 Plan from 4,000,000 shares of common stock to 10,000,000 shares of common stock. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
13,477,381	2,942,169	897,955	10,010,334

Proposal No. 3 was approved by a majority of the votes cast.

Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The fourth proposal was the ratification of the appointment of Bush & Associate CPA LLC. as the Company’s independent registered public accounting firm for the year ending October 31, 2024. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN
26,028,130	639,877	659,832

Proposal No. 4 was approved by a majority of the votes cast.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Amendment No. 1 to Amended and Restated Senior Secured Convertible Promissory Note, dated August 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2024

TRIO PETROLEUM CORP.

By:	/s/ Robin Ross
Name:	Robin Ross
Title:	Chief Executive Officer